___________________________________________________________
     ___________________________________________________________


                 AGREEMENT AND PLAN OF REORGANIZATION


                               between


                   MERCANTILE BANCORPORATION INC.,

                              as Buyer,


                                 and


                       HAWKEYE BANCORPORATION,

                              as Seller



                ________________________________________




                         Dated August 4, 1995

     ___________________________________________________________
     ___________________________________________________________



                    AGREEMENT AND PLAN OF REORGANIZATION
                    ____________________________________

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on August 4, 1995 by and between MERCANTILE BANCORPORATION INC., a Missouri corporation ("Buyer"), and HAWKEYE BANCORPORATION, an Iowa corporation (together with its predecessors, "Seller").

                           W I T N E S S E T H:
                           ___________________

         WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the
"Holding Company Act"); and

         WHEREAS, Seller is a registered bank holding company under the Holding Company Act; and

         WHEREAS, the Board of Directors of Seller and the Executive Committee of the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into a wholly owned subsidiary of Buyer organized or to be organized under the laws of Iowa ("Merger Sub") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, as a condition to, and immediately after the execution of this Agreement, Buyer and each director of Seller will enter into Support Agreements (the "Support
Agreements") in the form attached hereto as Exhibit A; and

         WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit B; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and cov-enants in connection with the transactions contemplated by this Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                              ARTICLE I
                              _________

                              THE MERGER
         1.01. The Merger. (a) Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with the Iowa Business Corporation Act (the "Iowa Act") and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Iowa.

         1.02. Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section
1.03) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").

         1.03. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretary of State of the State of Iowa in such form as required by, and in accordance with, the rel-evant provisions of the Iowa Act. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Buyer and Seller shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the State of Iowa in accordance with the Iowa Act.
         1.04. Additional Actions. If, at any time after the Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (b) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (c) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

         1.05. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.
         1.06. Boards of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub im-mediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation follow-ing the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

         1.07.  Conversion of Securities.  At the Effective
Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

         (i) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain out-standing and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

        (ii) Each share of the common stock, without par value ("Seller Common Stock"), of Seller issued and out-standing immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 1.09), shall cease to be outstanding and shall be converted into and be-come the right to receive 0.585 (the "Exchange Ratio") of a share of common stock, par value $5.00 per share ("Buyer Common Stock"), of Buyer; provided, however, that any shares of Seller Common Stock held by Seller or any of its wholly owned Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), or Buyer or any of its wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Buyer Common Stock.

         1.08. Exchange Procedures. (d) As soon as prac-ticable after the Effective Time, holders of record of cer-tificates formerly representing shares of Seller Common Stock (the "Certificates") shall be instructed to tender such Certificates to Buyer pursuant to a letter of transmittal that Buyer shall deliver or cause to be delivered to such holders. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Buyer.

         (b) Subject to Section 1.10, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to the Buyer or, at the election of Buyer, an exchange agent designated by Buyer (the "Exchange Agent") will, upon acceptance thereof by Buyer or the Exchange Agent, be entitled to a certificate or certificates repre-senting the number of full shares of Buyer Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common Stock, without interest.

         (c) Buyer or, at the election of Buyer, the Ex-change Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Buyer or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.
Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Buyer or the Exchange
Agent may require.

         (d) Each outstanding Certificate shall until duly surrendered to Buyer or the Exchange Agent be deemed to evi-dence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

         (e) After the Effective Time, holders of Certifi-cates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the con-sideration provided for in this Agreement. After the Effec-tive Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are pre-sented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Buyer Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock until Buyer has received a written agreement from such person in the form attached as Exhibit C. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and there-after be relieved with respect to any claims thereto.

         1.09.  Dissenting Shares.  (a)  "Dissenting
Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the Iowa Act. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the Iowa Act; provided, however, that if, in accordance with the Iowa Act, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this Article I.

         (b) Seller shall give Buyer (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Iowa Act received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the Iowa Act. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

         1.10. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share inter-est to which such holder would otherwise be entitled by the Closing Price per share of Buyer Common Stock on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing price as reported on the Consolidated Tape (as reported in The Wall Street Journal or in the absence thereof, by any other authoritative source). No such holder shall be en-titled to dividends, voting rights or any other rights in respect of any fractional share.

         1.11.  Anti-Dilution Adjustments.  If prior to the
Effective Time Buyer shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine Buyer Common Stock or declare a dividend or make a distribution on Buyer Common Stock in any security convert-ible into Buyer Common Stock, appropriate adjustment or ad-justments will be made to the Exchange Ratio.

         1.12. Reservation of Right to Revise Transaction. Buyer may at any time change the method of effecting the ac-quisition of Seller or Seller's Subsidiaries by Buyer (includ-ing without limitation the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Seller directly into Buyer, in which Buyer is the surviving corpora-tion, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Seller Common Stock as provided for in this Agree-ment (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller's stockholders as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.



                               ARTICLE II
                               __________

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER


         Seller represents and warrants to and covenants with Buyer as follows:

         2.01. Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa is duly quali-fied to do business and is in good standing in all jurisdic-tions where its ownership or leasing of property or the con-duct of its business requires it to be so qualified and has corporate power and authority to own its properties and as-sets and to carry on its business as it is now being con-ducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the Holding Company Act. True and complete copies of the Restated Articles of Incorporation and the By-laws of Seller and, to the extent requested in writing by Buyer, of the Articles of Incorporation and Bylaws of the Seller Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Buyer.

         2.02. Subsidiaries. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and col-lectively the "Seller Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character what-soever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or com-mitments for, or stock appreciation or similar rights in re-spect of, any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or association duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, five percent or more of any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. All of Seller's bank Subsidiaries (the "Banks") are either state banking associa-tions chartered under the laws of the State of Iowa or na-tional banking associations chartered by the Office of the Comptroller of the Currency. The deposits of each of the Banks are insured by the Bank Insurance Fund ("BIF") or, to the extent transferred to a Bank by the Resolution Trust Corporation, by the Savings Association Insurance Fund, of the Federal Deposit Insurance Corporation (the "FDIC"). The aggregate "adjusted attributable deposit amount" (as defined in 12 U.S.C. S 1815) of the Banks, as of June 30, 1995, is $54,866,000. The Banks identified as such on Schedule 2.02 are members in good standing of the Federal Reserve System. Except as set forth on Schedule 2.02, neither Seller nor any Seller Subsidiary holds any interest in a partnership or joint venture of any kind.

         2.03. Capitalization. The authorized capital stock of Seller consists of (i) 200,000,000 shares of Seller Common Stock, of which, as of June 30, 1995, 13,461,373 shares were issued and outstanding, (ii) 200,000,000 shares of Preference Stock, without par value, of which no shares are issued and outstanding, (iii) 5,000,000 shares of Pre-ferred Stock, par value $1.00 per share, of which no shares are issued and outstanding. As of June 30, 1995, Seller had reserved 208,630 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Seller Stock Plans"), pursuant to which options ("Seller Stock Options") covering 208,630 shares of Seller Common Stock and 65,000 stock appreciation rights were outstanding as of June 30, 1995. Since June 30, 1995, no Equity Securities of Seller have been issued other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Em-ployee Stock Options. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller. Seller maintains no dividend rein-vestment or similar plan.

         2.04. Authorization. (e) Seller has the corpo-rate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller, to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the votes entitled to be cast on the Agreement by the holders of shares of Seller Common Stock. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller. Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

         (b)  Except as set forth on Schedule 2.04B,
neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph
(c) of this Section 2.04, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective material properties or assets.

         (c) Other than in connection or in compliance with the provisions of the Iowa Act, the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals of or filings with the Superintendant of the Banking Division of the Commerce Department of the State of Iowa (the "State Bank Regulator"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

         2.05. Seller Financial Statements. The consoli-dated and parent-company only balance sheets of Seller and its Subsidiaries as of December 31, 1994, 1993 and 1992 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1994, together with the notes thereto, audited by Deloitte & Touche LLP and included in an annual report on Form 10-K as filed with the SEC, and the unaudited consolidated balance sheets of Seller and its Subsidiaries as of March 31 and June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q (each a "Seller Form 10-Q") as filed with the SEC (collectively, the "Seller Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Seller and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Seller nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above. The Seller Financial Statements are set forth on Schedule 2.05.

         2.06.  Seller Reports.  Since January 1, 1992,
each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Board, (iii) the FDIC, (iv) the State Bank Regulator, and (v) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.07. Properties and Leases. Except as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of June 30, 1995 included in the most recent Seller Form 10-Q and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

         2.08. Taxes. Except as previously disclosed, Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Seller has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Seller nor any Seller Subsidiary will have any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing reserves. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiar-ies have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1981. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

         2.09.  Material Adverse Change.  Since December
31, 1994, there has been no material adverse change in the Condition of Seller and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally.

         2.10. Commitments and Contracts. (f) Except as set forth on Schedule 2.10A, neither Seller nor any Seller
Subsidiary is a party or subject to any of the following
(whether written or oral, express or implied):

                   (i) any material agreement, arrangement
         or commitment (A) not made in the ordinary course of business or (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Sub-sidiary;

                   (ii) any agreement, indenture or other
         instrument not disclosed in the Seller Financial
         Statements relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Seller
         Subsidiary, such as deposits and Fed Funds borrowings);

                   (iii) any contract, agreement or under-
         standing with any labor union or collective bar-gaining organization;

                   (iv)  any contract containing covenants
         which limit the ability of Seller or any Seller
         Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                   (v)  any other contract or agreement
         which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

                   (vi) any lease with annual rental
         payments aggregating $250,000 or more.

         (b) Neither Seller nor any Seller Subsidiary is in violation of its charter documents or bylaws or in default un-der any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether writ-ten or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Con-dition of Seller and its Subsidiaries, taken as a whole.

         2.11. Litigation and Other Proceedings. Except as set forth on Schedule 2.11, neither Seller nor any Seller Subsidiary is a party to any pending or, to the best knowl-edge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

         2.12. Insurance. Set forth on Schedule 2.12 is a list of all insurance policies maintained by or for the ben-efit of Seller or its Subsidiaries or their directors, of-ficers, employees or agents.

         2.13. Compliance with Laws. (g) Seller and each of its Subsidiaries have all permits, licenses, authoriza-tions, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authori-ties that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Seller and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

         (b) Except for failures to comply or defaults which individually or in the aggregate would not have a ma-terial adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (i) each of Seller and its Subsidiaries has complied with all laws, regulations and or-ders (including without limitation zoning ordinances, build-ing codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmen-tal, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings associa-tion, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy state-ments pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except for liabilities which individually or in the aggregate would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, neither Seller nor any Seller Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or
(B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. No claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restric-tion on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

         (c) From and after January 1, 1992, neither Seller nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any Subsidiary of Seller, is not in substantial compliance with any of the stat-utes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13(c) or in any writing previously fur-nished to Buyer or (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiar-ies, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

         (d) Neither Seller nor any Seller Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive of-ficer.

         2.14. Labor. No work stoppage involving Seller or any Seller Subsidiary, is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any Seller Subsidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitra-tion, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and its Subsidiaries, taken as a whole. Employees of neither Seller nor any Seller Subsidiary, are represented by any labor union or any collective bargaining organization.

         2.15. Material Interests of Certain Persons. (h) Except as set forth in Seller's Proxy Statement for its 1995 Annual Meeting of Stockholders, to the best knowledge of Seller, no officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under Section 12 of the Exchange Act.

         (b) Except as set forth in Seller's Proxy State-ment for its 1995 Annual Meeting of Stockholders or on
Schedule 2.15B, as of June 30, 1995, there are no loans from Seller or any Seller Subsidiary to any present officer, di-rector, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Seller's or Seller Subsidiary's Board of Directors ("Insider Loans"), and no Insider Loans in excess of $500,000 have been made since June 30, 1995. All outstanding Insider Loans from Seller or any Seller Subsidiary were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

         2.16. Allowance for Loan and Lease Losses; Non-performing Assets. (i) The allowances for loan and lease losses contained in the Seller Financial Statements were es-tablished in accordance with the past practices and expe-riences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Seller and its Subsidiaries contained in the most recent Seller Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

         (b)  The aggregate amount of all Nonperforming
Assets (as defined below) on the books of Seller and its Subsidiaries does not exceed $5,498,000. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status,
(C) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (D) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

         2.17. Employee Benefit Plans. (a) Except as set forth in Schedule 2.17A, neither Seller nor any Seller Sub-sidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. "Seller Employee Plans" means all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any Seller Subsidiary. Schedule 2.17A lists all Seller Employee Plans currently in effect. Seller has furnished Buyer with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Without limiting the generality of the foregoing, Seller has furnished Buyer with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary.

         (b) Except as set forth in Schedule 2.17A, all Seller Employee Plans have been maintained and operated ma-terially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code. All contributions required to be made to Seller Employee Plans have been made.

         (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code has been determined to be so qualified by the Internal Revenue Service and, to the knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last ap-plicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsidiary, to any material tax or penalty;
(iv) except as set forth on Schedule 2.17C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA on or after January 1, 1985; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multi-employer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under
Section 4063 of ERISA if Seller and all Seller Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Seller nor any Seller Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

         (d)  Except as set forth on Schedule 2.17D,
neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

         (e) Neither Seller nor any Seller Subsidiary has any material liability under ERISA or the Internal Revenue Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.
         (f)  Except as set forth on Schedule 2.17F,
neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. No holder of an option to acquire stock of Seller has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code. No Seller Employee Stock Option has an associated "Additional Option Right" or similar "re-load" feature.

         2.18. Conduct of Seller to Date. From and after January 1, 1995 through the date of this Agreement, except as set forth on Schedule 2.18 or in Seller Financial
Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) Seller has not issued, sold, granted, conferred or awarded any of its Equity Securities (except shares of Seller Common Stock upon exercise of Seller Employee Stock Options), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly or regular semi-annual common dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any Seller Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any Seller Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consider-ation in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or sub-stantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, de-struction, or loss, whether as the result of fire, explo-sion, earthquake, accident, casualty, labor trouble, requi-sition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and its Subsidiaries, and (xi) neither Seller nor any Seller Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business.

         2.19. Proxy Statement, etc. None of the informa-tion regarding Seller or any Seller Subsidiary supplied or to be supplied by Seller for inclusion or included in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Seller's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Seller or any Seller Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.



         2.20. Registration Obligations. Except as set forth on Schedule 2.20, neither Seller nor any Seller Sub-sidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

         2.21. State Takeover Statutes. The transactions contemplated by this Agreement are not subject to any appli-cable state takeover law under the laws of the State of Iowa.

         2.22. Accounting, Tax and Regulatory Matters. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or cir-cumstance that would (i) prevent the transactions contem-plated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         2.23. Brokers and Finders. Except for Donaldson, Lufkin & Jenrette Securities Corporation, neither Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, bro-kerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 2.23 discloses a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by Seller to all attorneys, ac-countants or investment bankers in connection with the Merger ("Merger Fees").

         2.24. Other Activities. (j) Except as set forth on Schedule 2.24A, neither Seller nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly related to an extension of credit by Seller or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

         (b) Except as set forth on Schedule 2.24B, to the knowledge of Seller's management: each Subsidiary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under applicable law of Regulatory Au-thorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or threatened against Seller or any of its Subsidiaries thereof relating to the compliance by Seller or any of its Subsidiaries with sound fiduciary principles and applicable law and regula-tions; and each employee of any such bank had the authority to act in the capacity in which such employee acted with re-spect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material viola-tions of applicable laws of governmental entities or such policies and procedures.

         2.25.  Interest Rate Risk Management Instruments.
(k) Set forth on Schedule 2.25A is a list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

         (b) All interest rate swaps, caps, floors and op-tion agreements and other interest rate risk management ar-rangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and appli-cable rules, regulations and policies of Regulatory Authori-ties and with counterparties believed to be financially re-sponsible at the time and are legal, valid and binding obli-gations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         2.26. Accuracy of Information. The statements of Seller contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                              ARTICLE III
                              ___________

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER


         Buyer represents, and warrants to and covenants with Seller as follows:

         3.01. Organization and Authority. Buyer and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a bank holding company with the Board under the Holding Company Act. True and complete copies of the Articles of Incorporation and Bylaws of Buyer, each in effect on the date of this Agreement, have been provided to Seller.

         3.02. Capitalization of Buyer. The authorized capital stock of Buyer consists of (i) 100,000,000 shares of Buyer Common Stock, of which, as of July 31, 1995, 54,423,205 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"), issuable in series, of which 5,306 shares of Series B-1 Preferred Stock and 9,500 shares of Series B-2 Preferred Stock are issued or outstanding. Buyer has designated 1,000,000 shares of Buyer Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the "Buyer Rights Agreement"), between Buyer and Mercantile Bank of St. Louis National Association, as Rights Agent. As of July 31, 1995 Buyer had reserved (i) 4,515,373 shares of Buyer Common Stock for issuance under various stock option and incentive plans ("Buyer Stock Options"),
(ii) 322,000 shares of Buyer Common Stock for issuance upon the acquisition of Security Bank of Conway, FSB ("Conway") pursuant to an Agreement and Plan of Reorganization dated July 7, 1995, (iii) 675,000 shares of Buyer Common Stock for issuance upon the acquisition of Southwest Bancshares, Inc. ("Southwest") pursuant to an Agreement and Plan of Merger dated January 27, 1995, (iv) 661,385 shares of Buyer Common Stock for issuance upon the acquisition of AmeriFirst Bancorporation Inc. ("AmeriFirst") pursuant to an Agreement and Plan of Merger dated February 16, 1995, and (v) 521,424 shares of Buyer Common Stock for issuance upon the acquisition of First Sterling Bancorp, Inc. ("Sterling") pursuant to an Agreement and Plan of Merger dated July 24, 1995. From July 31, 1995 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs, or pursuant to the foregoing agreements. Buyer continually evaluates possible acquisitions and may prior to the Effec-tive Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consid-eration that may include equity securities. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing pur-poses. Notwithstanding the foregoing, Buyer will not take any action that would (i) prevent the transactions contem-plated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above and except for securities to be issued in connection with Buyer's pending acquisitions of Conway and Sterling and except pursuant to the Buyer Rights Agreement, there are no other Equity Securities of Buyer outstanding. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer. At the Effective Time, the Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Buyer.

         3.03.  Authorization.  (l)  Buyer has the
corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Buyer to approve this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         (b) Neither the execution, delivery and perfor-mance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will
(i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of Buyer is a party or by which it may be bound, or to which Buyer may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets.

         (c)  Other than in connection with or in
compliance with the provisions of The General and Business Corporation Law of Missouri (the "Missouri Act"), the Iowa Act, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the HSR Act, or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authori-zation, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transac-tions contemplated by this Agreement.

         3.04. Buyer Financial Statements. The supple-mental consolidated and parent company only balance sheets of Buyer and its Subsidiaries as of December 31, 1994, 1993 and 1992 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1994, together with the notes thereto, audited by KPMG Peat Marwick ("Buyer Auditors") and included in Buyer's current report on Form 8-K dated May 31, 1995 as filed with the SEC, and the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of March 31 and June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q as filed with the SEC (collectively, the "Buyer Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

         3.05. Buyer Reports. Since January 1, 1992, each of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any re-quired material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are col-lectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all mate-rial respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the cir-cumstances under which they were made, not misleading.

          3.06. Material Adverse Change. Since December 31, 1994, there has been no material adverse change in the Condition of Buyer and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions gen-erally.

         3.07. Compliance with Laws. (m) Each of Buyer and its Subsidiaries has complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Subsidiary that is a bank, banking organization, thrift, banking corporation or trust company, all statutes, rules and regulations, pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Neither Buyer nor any Buyer Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or, to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiar-ies, taken as a whole. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. No claim, action, suit, or proceeding is pending against Buyer or any Buyer Subsidiary relating to Property of Buyer before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Buyer or any Buyer Subsidiary with respect to the same.

         (b) Buyer and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Buyer and its Subsid-iaries; all such permits, licenses, certificates of author-ity, orders and approvals are in full force and effect and, to the best knowledge of Buyer, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

         (c) From and after January 1, 1992, neither Buyer nor any Buyer Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Buyer or any Subsidiary of Buyer, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 3.07 or in any writing previously furnished to Buyer or (B) reasonably could not be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Buyer and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Buyer or any of its Subsidiaries, or indicating that Buyer or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Buyer or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

         3.08. Registration Statement, etc. None of the in-formation regarding Buyer or any of its Subsidiaries supplied or to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed (or furnished to stockholders of Seller), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any mate-rial fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Buyer or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         3.09. Brokers and Finders. Neither Buyer nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, bro-kerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          3.10. Commitments and Contracts. Neither Buyer nor any Buyer Subsidiary is in violation of its charter documents or bylaws or in default under any material agree-ment, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.

         3.11. Litigation and Other Proceedings. Neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any or-der, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or any of their respective officers or directors by any stockholder of Buyer or any Buyer Subsidiary (or any former stockholder of Buyer or any Buyer Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

         3.12. Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Buyer or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially re-sponsible at the time and are legal, valid and binding obli-gations and are in full force and effect. Buyer and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no mate-rial breaches, violations or defaults or allegations or as-sertions of such by any party thereunder.

         3.13. Taxes. Buyer and each Buyer Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Each of Buyer and its Subsid-iaries has paid, or set up adequate reserves on the Buyer Fi-nancial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Buyer nor any Buyer Subsidiary will have any liability material to the Condition of Buyer and the Buyer Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Buyer or any Buyer Subsidiary which would not be covered by existing reserves. Neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1988. There is no deficiency or material refund litigation or matter in controversy with respect to Buyer Returns. Neither Buyer nor any Buyer Subsidiary has extended or waived any statute of limitations on the assess-ment of any tax due that is currently in effect.

         3.14. Accounting, Tax and Regulatory Matters. Nei-ther Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circum-stance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of
Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         3.15. Accuracy of Information. The statements of Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.


                              ARTICLE IV
                              __________

          CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME


         4.01.  Conduct of Businesses Prior to the
Effective Time. During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

         4.02.  Forbearances.  Except as set forth on
Schedule 4.02 or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

         (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Sub-sidiary of Seller to Seller or another Subsidiary of Seller), except that Seller may declare and pay cash dividends on the Seller Common Stock of not more than
    (x) for dividends payable in 1995, $.17 per share per quarterly period and (y) for dividends payable in 1996, per quarterly period, $.19 per share; provided, that Seller shall not declare or pay any dividends on Seller
    Common Stock for any period in which its stockholders will be entitled to receive any regular quarterly divi-dend on the shares of Buyer Common Stock to be issued in the Merger; or,

         (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage in-crease or materially increase any employee benefit (in-cluding incentive or bonus payments), except normal in-dividual increases in compensation to employees consis-tent with past practice, or as required by law or con-tract; or,

         (c)  authorize, recommend (subject to the
    fiduciary duties of Seller's Board of Directors, based upon written advice of counsel to Seller, which counsel is reasonably acceptable to Buyer), propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination
    (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; or

         (d) propose or adopt any amendments to its ar-ticles of incorporation, association or other charter document or bylaws; or

         (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common
    Stock issued upon exercise of Seller Employee Stock
    Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

         (f) purchase, redeem, retire, repurchase, or ex-change, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pur-suant to the terms of such Equity Securities or other-wise; or

         (g) (i) without first consulting with Buyer, en-ter into, renew or increase any loan or credit commit-ment (including stand-by letters of credit) to, or in-vest or agree to invest in any person or entity or modify any of the material provisions or renew or oth-erwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $1,500,000 or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,500,000; (ii) without first obtaining the written consent of Buyer, lend to any person or entity in an amount in excess of $3,000,000 or in an amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $3,000,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof; provided that in the case of clauses (ii) and (iii) Seller or any Seller Subsidiary may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a notice of its intention to make such loan and such information as Buyer or its designated representative may reasonably require in respect thereof and (B) Buyer or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any Seller Subsidiary (except those denoted "pass" thereon), in an amount in excess of $500,000; provided, however, that nothing in this paragraph shall prohibit
    Seller or any Seller Subsidiary from honoring any con-tractual obligation in existence on the date of this Agreement. Notwithstanding clauses (i) and (ii) of this Section 4.02(g), Seller shall be authorized without first consulting with Buyer or obtaining
    Buyer's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases with respect to any Pre-Existing Facility shall not be in excess of the lesser of ten percent (10%) of such Pre-Existing
    Facility or $250,000; or

         (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any Seller Subsidiary or the acquisition of Equity
    Securities of Seller or any Seller Subsidiary or the merger of Seller or any Seller Subsidiary with any person (other than Buyer) or any similar transaction
    (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction; or

         (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code; or

         (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, or, without prior approval of Buyer, which shall not be unreasonably withheld, pay any Merger Fees in ex-cess of the amount set forth on Schedule 2.23; or

         (k) restructure or materially change its investment securities portfolio, through purchases, sales or other-wise, or the manner in which the portfolio is classified or reported, or execute any individual investment trans-action (i) in United States Treasury securities in excess of $5,000,000 and (ii) in any other investment securities in excess of $1,000,000; or

         (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transac-tion, or taking or omitting such other act.


                               ARTICLE V
                               _________

                        ADDITIONAL AGREEMENTS

         5.01. Access and Information. (n) Buyer and its Subsidiaries, on the one hand, and Seller and its Subsidiar-ies, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representa-tives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other
(i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the re-quirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and repre-sentatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         (b) Each party promptly following the date of this Agreement shall commence its review of the other and the respective operations, business affairs, prospects and financial conditions of each, including, without limitation, those matters which are the subject of Seller's representa-tions and warranties (the "Due Diligence Review"). Each party shall conclude such review by not later than thirty
(30) business days after the date of this Agreement (the "Due Diligence Period"), but the pendency of such Due Diligence Review shall not delay Buyer's obligation pursuant to Section 5.02 of this Agreement to file a Registration Statement with the SEC and all other necessary applications and filings with the appropriate federal and state regulatory agencies. Each party shall promptly advise the other of any situation, event, circumstance of other matter which first came to the attention of such party after the date hereof which could result in the termination of this Agreement pursuant to Section 7.01 hereof, or, if applicable, of the absence of any situation, event, circumstance or other matter. Notwithstanding anything herein or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude, either party, at any time or from time to time thereafter, from conducting such further reviews or from exercising any rights available to it here-under as a result of the existence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review and which would constitute a breach of any representation, warranty or agreement under this Agreement.

         5.02.  Registration Statement; Regulatory Matters.
(o) Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger. Buyer shall prepare and file an application with the Federal Reserve Board as soon as reasonably practicable. Buyer shall use all reasonable efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such action.

         (b) Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regu-latory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's
Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time.

         5.03. Stockholder Approval. Seller shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Seller hereby does and (subject to the fiduciary duties of Seller's Board of Directors, based upon written advice of counsel to Seller, which counsel is reasonably acceptable to Buyer) will recommend this Agreement and the transactions contemplated hereby to stockholders of Seller and will use its best efforts to obtain any vote of Seller's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

         5.04.  Current Information.  During the period
from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial information or reports as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party.
Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

         5.05. Agreements of Affiliates. As soon as prac-ticable after the date of this Agreement, Seller shall de-liver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's ap-plication with the Federal Reserve Board referred to in Sec-tion 5.02, a written agreement providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Seller held by such person or any shares of Buyer Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Buyer and Seller shall have been published. Prior to the Effective Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional person who is identi-fied as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

         5.06. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carry-ing out this Agreement and to consummating the Merger.

         5.07. Miscellaneous Agreements and Consents. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement.

         (b)  Seller, prior to the Effective Time, shall
(i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.16 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Buyer, conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

         5.08. Employee Benefits. (p) The provisions of the Seller Stock Plans and of any other plan, program or ar-rangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any Seller Subsidiary shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no holder of Seller Employee Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any Seller Subsidiary.

         (b)  Except as set forth in Section 5.08(a)
hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of the Seller and the Seller Subsidiaries are integrated into Buyer's employee benefit plans that are available to other employees of Buyer and Buyer Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Buyer's employee benefit plans available to other employees of Buyer and Buyer Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition ex-clusions or penalties.

         5.09. Employee Stock Options. At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be con-verted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Seller Employee Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Employee Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Seller Employee Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Employee Stock Option shall be adjusted by dividing the per share exercise price under such Seller Employee Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller Employee Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.
It is intended that the foregoing assumption shall be under-taken in a manner that will not constitute a "modification" as defined in the Internal Revenue Code, as to any Seller Em-ployee Stock Option that is an "incentive stock option."

         5.10. Press Releases. Except as may be required by law, Seller and Buyer shall consult and agree with each other as to the form and substance of any proposed press re-lease relating to this Agreement or any of the transactions contemplated hereby.

         5.11. State Takeover Statutes. Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

          5.12. D&O Indemnification. Buyer agrees that the Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the Effec-tive Time in favor of employees, agents, directors or offic-ers of Seller or its Subsidiaries arising by virtue of their respective Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect.

         5.13. Best Efforts. Each of Buyer and Seller un-dertakes and agrees to use its best efforts to cause the Merger (i) to qualify (A) for pooling-of-interests accounting treatment and (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code (including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practicable. Each of Buyer and Seller agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

         5.14.  Insurance.  As soon as practicable
following the date hereof, Seller shall, and Seller shall cause its Subsidiaries to, use its best efforts to maintain its existing insurance and, if not already obtained, obtain
(and maintain through the Effective Time) insurance with respect to employee benefit matters and umbrella insurance in respect of automobile fleet coverage for amounts as reasonably requested by Buyer with financially sound and reputable insurance companies.

         5.15. Bank Minority Shares. As soon as reason-ably practicable, Seller shall use all reasonable efforts to cooperate with Buyer in respect of each person holding capital stock of any of the Banks (other than Seller or any of the Seller Subsidiaries), whether as qualifying shares or otherwise, with the goal of purchasing such shares at any time and/or from time to time, at a price reasonably acceptable to Buyer.

         5.16. Conforming Entries. (a) Notwithstanding that Seller believes that Seller and the Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (in-cluding loan classifications and levels of reserves for pos-sible loan losses). From and after the date of this Agree-ment to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

         (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall con-sult and cooperate with each other with respect to determin-ing appropriate Seller accruals, reserves and charges to es-tablish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

         (c) Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such con-sultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

         (d) At the request of Buyer, Seller shall (i) es-tablish and take such reserves and accruals as Buyer shall request to conform Seller's loan, accrual and reserve poli-cies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment ca-pacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are requested by Buyer in a written notice to Seller, in accordance with the following objective. It is the objective of Buyer and Seller that such reserves, accruals and charges referred to in this Section 5.16 to be taken as at or immediately prior to December 31, 1995, provided that if such reserves, accruals and charges are to be taken as at or prior to December 31, 1995 and the Closing Date is to occur thereafter, Buyer shall certify to Seller on or prior to December 31, 1995, that the bank regulatory approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and Buyer and Seller shall have mutually agreed by December 31, 1995 to the scheduling of the Closing Date; and provided, further, that Seller shall not be required to take any such action that is not consis-tent with GAAP.

         5.17.  Environmental Reports.  Seller shall
provide to Buyer as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof (but excluding "other real estate owned," property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Seller or any of the Seller Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller or any of the Seller Subsidiaries for automatic teller ma-chines or bank branch facilities where the space leased com-prises less than 20% of the total space leased to all tenants of such property). If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Buyer, Seller shall also provide to Buyer a phase two investigation report on such designated parcels. Buyer shall have fifteen
(15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. If the estimated costs of all remedial or other corrective actions or measures with regard to the real properties referred to above required by applicable law exceed $5,000,000 in the aggregate, as reasonably estimated by an environmental expert retained for such purpose by Seller, at Seller's expense, upon Buyer's reasonable request, or if such cost cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Buyer, after providing Seller with written notice of Buyer's intent to do so and allowing Seller a six-month period from the date of such no-tice to take and complete, to the reasonable satisfaction of Buyer, all such remedial or other corrective actions and measures (the aggregate cost of which incurred by Seller and the Seller Subsidiaries shall not exceed $5,000,000), shall have the right pursuant to Section 7.01(h) hereof to terminate this Agreement, which shall be Buyer's sole remedy in such event.


                              ARTICLE VI
                              __________

                              CONDITIONS


         6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (a) This Agreement shall have received the requi-site approval of stockholders of Seller.

         (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Federal Reserve Board, the State Bank
    Regulator and any other Regulatory Authority.

         (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

         (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         (e) Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorgani-zation within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of Seller to the extent they receive Buyer Common Stock solely in exchange for shares of Seller Common Stock.

         6.02. Conditions to Obligations of Seller To Effect the Merger. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

         (a) Representations and Warranties. The repre-sentations and warranties of Buyer set forth in Article
    III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such repre-sentations and warranties are by their express provi-sions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a certificate of the chairman or chief financial officer of Buyer to that effect.

         (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the chairman or chief financial officer of Buyer to that effect.

         6.03.  Conditions to Obligations of Buyer To
Effect the Merger. The obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

         (a) Representations and Warranties. The repre-sentations and warranties of Seller set forth in
    Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement) and Buyer shall have received a certificate of the chairman of Seller and a certificate of the president and chief executive officer of Seller to that effect.

         (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the chairman of Seller and a certificate of the president and chief executive officer of Seller to that effect.

         (c) Auditors' Opinion. Buyer shall have received an opinion of Buyer Auditors addressed to Buyer, satis-factory in form and substance to Buyer, that the Merger will qualify for pooling-of-interests accounting treat-ment, which opinion shall not have been withdrawn.



                             ARTICLE VII
                             ___________

                  TERMINATION, AMENDMENT AND WAIVER


         7.01. Termination. This Agreement may be termi-nated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:

         (a) by mutual consent by the Executive Committee of the Board of Directors of Buyer and the Board of Di-rectors of Seller;

         (b) by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

         (c) by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller if (i) the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonap-pealable or (ii) stockholders of Seller shall not have approved this Agreement at the Meeting following a fa-vorable recommendation of Seller's Board of Directors;

         (d) by the Executive Committee of the Board of Directors of Buyer in the event of a material breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Buyer;

         (e) by the Executive Committee of the Board of Directors of Buyer in the event that (i) Buyer's Due
    Diligence Review of Seller and its Subsidiaries dis-closes matters the impact of which affects Seller and its Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally, or in general interest rates that affect Seller and its Subsidiaries, taken as a whole, consistent with the manner in which changes in the general levels of interest rates since December 31, 1994 have affected Seller and its Subsidiaries, taken as a whole, which the Executive Committee of the Board of Directors of Buyer in the good faith exercise of its reasonable judgment believes either (A) to be inconsis-tent in any material and adverse respect with any of the representations or warranties of Seller, or (B) (x) to be of such significance as to materially and adversely affect the Condition of Seller and its Subsidiaries, taken as a whole, or (y) to deviate materially and adversely from the financial statements for the year ended December 31, 1994 of Seller, (ii)
    Buyer notifies Seller of such matters within 5 business days of the expiration of the Due Diligence Period, and
    (iii) such matters (A) are not capable of being cured or (B) have not been cured within 30 days after written notice thereof to Seller by Buyer;

              (f) by the Board of Directors of Seller in the event that (i) Seller's Due Diligence Review of Buyer and its Subsidiaries discloses matters the impact of which affects Buyer and its Subsidiaries, taken as a whole, ex-cept as may have resulted from changes to laws and regu-lations or changes in economic conditions applicable to banking institutions generally, or in general levels of interest rates that affect Buyer and its Subsidiaries, taken as a whole, consistent with the manner in which changes in the general levels of interest rates since De-cember 31, 1994 has affected Buyer and its Subsidiaries, taken as a whole, which the Board of Directors of Seller in the good faith exercise of its reasonable judgment be-lieve either (A) to be inconsistent in any material and adverse respect with any of the representations or war-ranties of Buyer, or (B) (x) to be of such significance as to materially and adversely affect the Condition of Buyer and its Subsidiaries, taken as a whole, or (y) to deviate materially and adversely from the financial statement for the year ended December 31, 1994 of Buyer,
    (ii) Seller notifies Buyer of such matters within 5 business days of the expiration of the Due Diligence Period, and (iii) such matters (A) are not capable of being cured or (B) have not been cured within 30 days after written notice thereof to Buyer;

         (g) by the Board of Directors of Seller in the event of a material breach by Buyer of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller; or

         (h) by the Executive Committee of the Board of Di-rectors of Buyer pursuant to and in accordance with the provisions of Section 5.17 hereof.

         7.02. Effect of Termination. In the event of ter-mination of this Agreement as provided in Sections 7.01(a) through 7.01(c) and Sections 7.01(e), 7.01(f) and 7.01(h) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01(a) and in Section 5.06.

         7.03.  Amendment.  This Agreement and the
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller no such modification shall alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.

         7.04.  Severability.  Any term, provision,
covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby.
Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         7.05. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.


                              ARTICLE VIII
                              ____________

                          GENERAL PROVISIONS


         8.01. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.09 and 5.12 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01(a), Section 5.06 and Section 7.02 shall survive such termination.

         8.02. Notices. All notices and other communica-tions hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (i)  if to Buyer:

                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524
                  Attention:  John W. Rowe
                              Executive Vice President,
                              Mercantile Bank of St. Louis,
                              National Association

             Copies to:

                  Jon W. Bilstrom, Esq.
                  General Counsel
                  Mercantile Bancorporation Inc.
                  Mercantile Tower
                  P.O. Box 524
                  St. Louis, Missouri  63166-0524

             and

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Edward D. Herlihy, Esq.
                  Telecopy:  (212) 403-2000


             (ii)  if to Seller:

                  Hawkeye Bancorporation
                  222 Equitable Building
                  604 Locust Street
                  Des Moines, Iowa  50309-3723
                  Attention:  Robert W. Murray
                              President and Chief Executive
                              Officer

             Copies to:

                  Baird, Holm, McEachen, Pedersen,
                    Hamann & Strasheim
                  1500 Woodmen Tower
                  Omaha, Nebraska  68102-2068
                  Attention:  John S. Zeilinger, Esq.


         8.03. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically provided herein or required by the Iowa Act. Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowl-edged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.
Attest:                        MERCANTILE BANCORPORATION INC.
______


/s/ Jon W. Bilstrom            By:/s/ Thomas H. Jacobsen
___________________               ______________________
Name:   Jon W. Bilstrom        Name:   Thomas H. Jacobsen
Title:  General Counsel        Title:  Chairman, President &
                                         Chief Executive Officer



Attest:                        HAWKEYE BANCORPORATION
______


/s/ R. Douglas Fisher          By: /s/ Robert W. Murray
_____________________             _____________________
Name:   R. Douglas Fisher         Name:  Robert W. Murray
Title:  Senior Vice President,    Title: Chief Executive Officer,
          Credit Administration            Chief Operating Officer &
          Secretary                        Chief Financial Officer